UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Soliciting Material Pursuant to § 240.14a-12

COOPER TIRE & RUBBER COMPANY

(Name of Registrant as Specified in Its Charter)

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Transcript of Message from CEO Roy Armes

Cooper has agreed to be acquired by Apollo Tyres, one of India’s leading tire manufacturers and among the world’s fastest-growing tire companies.

Our success in North America, in China and in Europe is precisely what drew Apollo to us…they value what we’ve been able to achieve and what we will achieve as part of are much larger organization.

Of course, this agreement must be approved by shareholders and it will take some time to close…but ultimately the combination of our two companies will create the seventh largest tire company in the world… with terrific growth opportunities.

We made this decision from a position of strength. We were not looking to be acquired. We’ve been generating record financial results. We have a sound strategic plan in place and have been executing well around the globe.

Our companies are very complementary.

We have minimal geographic overlap and, like us, Apollo emphasizes innovation and technology, quality products and outstanding customer service. Also, we believe our cultures are aligned, which will help unite Cooper and Apollo employees to work as a team around the world.

The global tire industry is extremely competitive.

We will have the scale, the resources and capacity to continue to compete in North America, which is the world’s biggest tire segment. In addition, we’ll have a strong presence in the world’s fastest-growing tire regions of China and India, as well as in Europe and South Africa.

We agreed to Apollo’s offer because we have great respect for the company and its leadership team.

Both companies have a commitment to being a responsible part of our communities and improving the quality of life of our stakeholders.

We also both share a focus on the safety and development of our people.

Both of our companies focus on the replacement tire industry. Apollo is strong in commercial truck tires, and we’re strong in passenger car and light truck tires with an emerging position in commercial truck tires.

And we both have strong and well-positioned global and regional brands that are respected for quality and performance, and supported by strong distribution and supplier networks.

While Apollo and Cooper finalize this agreement and gain regulatory and shareholder approval, which we believe will happen during the second half of this year, I ask that each of you to carry on and stay focused on our business and our customers.

Remember, we are legally separate companies until this is finalized and we must operate that way.

I’m sure you have many questions. We won’t be able to answer them all immediately, but we are committed to sharing information as we can and addressing the questions we are able to answer.

Lastly, I want to thank our employees around the world for your dedication, your commitment to quality and strong execution.

Cooper has always been a great company and as part of Apollo, we’ll continue to be great.

Graphics & Supers

:03	Chairman/CEO/President Cooper Tire & Rubber Company

:11	Management Continuity Operate from existing facilities Recognize labor unions Honor collective bargaining agreements

:31	7th Largest Tire Company In The World

:49	Our companies fit well together

:52	Minimal Geographic Overlap

:57	Innovation & Technology Quality Products Outstanding Customer Service

1:10	This is an exciting opportunity for both companies

1:14	Scale Resources Capacity

1:42	Safety & Development Of Our People

1:59	Strong Global and Regional Brands

2:10	Going Forward

2:21	Carry On & Stay Focused

ADDITIONAL INFORMATION

In connection with the proposed transaction, Cooper will file a proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND COOPER. You will be able to obtain the proxy statement, as well as other filings containing information about Cooper, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by Cooper with the SEC can also be obtained, free of charge, by directing a request to Cooper Tire & Rubber Company, 701 Lima Avenue, Findlay, Ohio 45840, c/o Jerry Long (investorrelations@coopertire.com).

Participants in the Solicitation

Cooper and its directors and officers may be deemed to be participants in the solicitation of proxies from Cooper’s stockholders with respect to the special meeting of stockholders that will be held to consider the proposed transaction. Information about Cooper’s directors and officers and their ownership of

Cooper’s common stock is set forth in its Form 10-K which was filed with the SEC on February 25, 2013 and the proxy statement for Cooper’s Annual Meeting of stockholders, which was filed with the SEC on March 26, 2013. Stockholders may obtain additional information regarding the interests of Cooper and its directors and executive officers in the proposed transaction, which may be different than those of Cooper’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are not based on historical facts but instead reflect Cooper’s and Apollo’s expectations, estimates or projections concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “project,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “likely,” “will,” “should” or similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved.

The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: volatility in raw material and energy prices, including those of rubber, steel, petroleum based products and natural gas and the unavailability of such raw materials or energy sources; the failure of Cooper’s or Apollo’s suppliers to timely deliver products in accordance with contract specifications; changes in economic and business conditions in the world; failure to implement information technologies or related systems, including failure by Cooper to successfully implement an ERP system; increased competitive activity including actions by larger competitors or lower-cost producers; the failure to achieve expected sales levels; changes in Cooper’s or Apollo’s customer relationships, including loss of particular business for competitive or other reasons; litigation brought against Cooper or Apollo, including products liability claims, which could result in material damages against Cooper or Apollo; changes to tariffs or the imposition of new tariffs or trade restrictions; changes in pension expense and/or funding resulting from investment performance of Cooper’s pension plan assets and changes in discount rate, salary increase rate, and expected return on plan assets assumptions, or changes to related accounting regulations; government regulatory and legislative initiatives including environmental and healthcare matters; volatility in the capital and financial markets or changes to the credit markets and/or access to those markets; changes in interest or foreign exchange rates; an adverse change in Cooper’s or Apollo’s credit ratings, which could increase borrowing costs and/or hamper access to the credit markets; the risks associated with doing business outside of the United States; the failure to develop technologies, processes or products needed to support consumer demand; technology advancements; the inability to recover the costs to develop and test new products or processes; the impact of labor problems, including labor disruptions at Cooper or Apollo or at one or more of their large customers or suppliers; failure to attract or retain key personnel; consolidation among competitors or customers; inaccurate assumptions used in developing Cooper’s or Apollo’s strategic plan or operating plans or the inability or failure to successfully implement such plans; failure to successfully integrate acquisitions into operations or their related financings may impact liquidity and capital resources; changes in Cooper’s relationship with joint-venture partners; the inability to obtain and maintain price increases to offset higher production or material costs; inability to adequately protect Cooper’s or Apollo’s intellectual property rights; inability to use deferred tax assets; other factors that are set forth in management’s discussion and analysis of Cooper’s most recently filed reports with the SEC; and uncertainties associated with the proposed acquisition of Cooper by Apollo, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. This list of factors is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.